AMENDMENT TO EMPLOYMENT AGREEMENT


         This Amendment (the "Amendment") is entered into as of the 22nd day of March, 1999, by DEL WEBB CORPORATION, a Delaware corporation (the "Company"), and John H. Gleason.

         WHEREAS, the Company and the Employee have entered into that certain Employment Agreement (the "Agreement"), dated April 11, 1997; and

         WHEREAS, the Company and the Employee desire to amend the Agreement in certain respects;

         NOW THEREFORE, the Agreement is hereby amended as follows:

         13. Section 9(e)(4) of the Agreement is hereby amended to read as follows:

                  9(e)(4) Two additional elements of Good Reason shall be added as follows:

                           (A) Employee is assigned  to, or Company's  office at
                  which Employee is principally employed on the Relevant Date is relocated to, a location which would require a round-trip commute to work from Employee's principal residence on the Relevant Date of more than 100 miles per day.

                           (B)  Failure  of  Company  to  obtain  an   agreement
                  satisfactory to Employee from any successor to the business, or substantially all the assets, of Company to assume this Agreement or issue a substantially similar agreement.

         14. Section 9(g)(1) of the Agreement is hereby amended to read as follows:

                  9(g)(1) Within five days following Employee's termination, a lump sum severance payment will be made to Employee. The lump sum severance payment shall be in an amount equal to: (i) 2.5 times Employee's yearly Base Salary as set forth in Section 3 or as it may be increased from time to time; plus (ii) 2.5 times the greatest of (a) the average annual incentive compensation paid to Employee pursuant to the MIP (or any predecessor or successor plan) with respect to the five fiscal years preceding the fiscal year in which the Change in Control occurs, or (b) an amount equal to 100% of the incentive compensation paid to Employee pursuant to the MIP (or any predecessor or successor plan) during the 12 month period prior to the Termination Date, or (c) an amount equal to the Employee's Base Salary as set forth in Section 3 or as such Base Salary may be increased from time to time, multiplied by such Employee's current target bonus percentage under the MIP then in effect; minus (iii) the total amounts due to Employee, if any, pursuant to Sections 8(b)(1) and (2).

         15. Section 10 of the Agreement is hereby amended to read as follows:

                  10.      EXCISE AND INCOME TAX GROSS-UP
                           ------------------------------

                           The  Internal  Revenue  Code  of  1986  (the  "Code")
                  imposes significant tax burdens on the Employee and Company if the total amounts received by the Employee due to a Change in Control exceed prescribed limits. These tax burdens include a requirement that the Employee pay a 20% excise tax on certain amounts received in excess of the prescribed limits and a loss of deduction for Company. If, as a result of these Code provisions, the Employee is required to pay such excise tax, then upon written notice from the Employee to Company, Company shall pay the Employee an amount equal to the total excise tax imposed on the Employee (including the excise tax reimbursements due pursuant to this sentence and the excise taxes on any federal and state tax reimbursements due pursuant to the next sentence). If Company is obligated to pay the Employee pursuant to the preceding sentence, Company also shall pay the Employee an amount equal to the "total presumed federal and state taxes" that could be imposed on the Employee with respect to the excise tax reimbursements due to the Employee pursuant to the preceding sentence and the federal and state tax reimbursements due to the Employee pursuant to this sentence. For purposes of the preceding sentence, the "total presumed federal and state taxes" that could be imposed on the Employee shall be conclusively calculated using a combined tax rate equal to the sum of (a) the highest individual income tax rate in effect under (I) Federal tax law and (ii) the tax laws of the state in which the Employee resides on the date that the payment under this Section 10 is computed and (b) the hospital insurance portion of FICA. No adjustments will be made in this combined rate for the deduction of state taxes on the federal return, the loss of itemized deductions or exemptions, or for any other purpose. The Employee shall be responsible for paying the actual taxes. The amounts payable to the Employee pursuant to this or any other agreement or arrangement with Company shall not be limited in any way by the amount that may be paid pursuant to the Code without the imposition of an excise tax or the loss of Company deductions. Either the Employee or Company may elect to challenge any excise taxes imposed by the Internal Revenue Service and the Employee and Company agree to cooperate with each other in prosecuting such challenges. If the Employee elects to litigate or otherwise challenge the imposition of such excise tax, however, Company will join the Employee in such litigation or challenge only if Company's General Counsel determines in good faith that the Employee's position has substantial merit and that the issues should be litigated from the standpoint of Company's best interest.

         16. Section 12(e) of the Agreement is hereby amended to read as follows:

                  12(e)  EXPENSES
                  The costs and expenses of any mediator shall be borne by Company. Should the Employee or Company, at any time, initiate arbitration for breach of this Agreement, Company shall reimburse the Employee for all amounts spent by the Employee to pursue such arbitration, unless the arbitrator finds the Employee's action to have been frivolous and without merit.

         17. Section 18 of the Agreement is hereby amended to read as follows:

                  GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.

         18. Except as amended herein, the provisions of the Agreement, shall continue in full force and effect.

                                            By:/s/ Robertson C. Jones
                                               ---------------------------------
                                            Its: Senior Vice President
                                               ---------------------------------

                                                                COMPANY

                                               /s/ John H. Gleason
                                               ---------------------------------
                                                   John H. Gleason

                                                                 Employee